EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Post-Effective Amendment on Form S-8 to the Registration Statement No. 333-235855 on Form S-4 of our reports dated February 20, 2020, relating to the financial statements of Cleveland-Cliffs Inc. and the effectiveness of Cleveland-Cliffs Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
March 13, 2020